Calculation of Filing Fee Tables
S-8
vTv Therapeutics Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Class A Common Stock, $0.01 par value per share, reserved for future issuance under the 2024 Equity Incentive Plan	Other	286,408	$ 31.30	$ 8,964,570.40	0.0001381	$ 1,238.01
2	Equity	Class A Common Stock, $0.01 par value per share, issuable pursuant to outstanding awards under the 2024 Equity Incentive Plan	Other	488,969	$ 36.47	$ 17,832,699.43	0.0001381	$ 2,462.70
3	Equity	Class A Common Stock, $0.01 par value per share, reserved for future issuance under the 2026 Equity Inducement Plan	Other	206,500	$ 31.30	$ 6,463,450.00	0.0001381	$ 892.60
4	Equity	Inducement Stock Option Awards - Class A Common Stock, $0.01 par value per share, issued pursuant to the 2026 Equity Inducement Plan	Other	43,500	$ 32.69	$ 1,422,015.00	0.0001381	$ 196.38
5	Equity	Inducement Stock Option Awards - Class A Common Stock, $0.01 par value per share	Other	83,116	$ 34.09	$ 2,833,424.44	0.0001381	$ 391.30
Total Offering Amounts:						$ 37,516,159.27		$ 5,180.99
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 5,180.99
Offering Note
[1]	(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), the registration statement on Form S-8 (the "Registration Statement") shall also cover any additional shares of the Class A common stock, par value $0.01 per share (the "Common Stock"), of vTv Therapeutics Inc. (the "Registrant") that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration that results in an increase in the number of the outstanding shares of the Registrant's Common Stock. (2) Represents (i) 286,408 additional shares of Common Stock that were automatically added to the shares authorized for issuance under the Registrant's 2024 Equity Incentive Plan, as amended (the "2024 Plan"), on January 1, 2025, pursuant to an annual "evergreen" increase provision contained in the 2024 Plan and (ii) 496,381 additional shares of Common Stock that were automatically added to the shares authorized for issuance under the 2024 Plan on January 1, 2026, pursuant to such annual "evergreen" increase provision. (3) Estimated in accordance with Rules 457(c) and (h) of the Securities Act, solely for the purpose of calculating the registration fee. The proposed maximum offering price per share of $31.30 was computed by averaging the high and low prices of a share of the Registrant's Common Stock as reported on The Nasdaq Capital Market on May 8, 2026.

[2]	(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), the registration statement on Form S-8 (the "Registration Statement") shall also cover any additional shares of the Class A common stock, par value $0.01 per share (the "Common Stock"), of vTv Therapeutics Inc. (the "Registrant") that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration that results in an increase in the number of the outstanding shares of the Registrant's Common Stock. (4) Calculated solely for purposes of determining the registration fee for this offering under Rule 457(h) of the Securities Act and based on the weighted average exercise price of the outstanding options issued under the 2024 Equity Incentive Plan.

[3]	(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), the registration statement on Form S-8 (the "Registration Statement") shall also cover any additional shares of the Class A common stock, par value $0.01 per share (the "Common Stock"), of vTv Therapeutics Inc. (the "Registrant") that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration that results in an increase in the number of the outstanding shares of the Registrant's Common Stock. (3) Estimated in accordance with Rules 457(c) and (h) of the Securities Act, solely for the purpose of calculating the registration fee. The proposed maximum offering price per share of $31.30 was computed by averaging the high and low prices of a share of the Registrant's Common Stock as reported on The Nasdaq Capital Market on May 8, 2026. (5) Represents 206,500 shares of Common Stock that may be issued pursuant to the vTv Therapeutics Inc. 2026 Equity Inducement Plan (the "2026 Inducement Plan").

[4]	(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), the registration statement on Form S-8 (the "Registration Statement") shall also cover any additional shares of the Class A common stock, par value $0.01 per share (the "Common Stock"), of vTv Therapeutics Inc. (the "Registrant") that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration that results in an increase in the number of the outstanding shares of the Registrant's Common Stock. (6) Represents 43,500 shares of Common Stock subject to awards outstanding under the 2026 Inducement Plan. (7) Calculated solely for purposes of determining the registration fee for this offering under Rule 457(h) of the Securities Act and based on the weighted average exercise price of the applicable outstanding awards.

[5]	(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), the registration statement on Form S-8 (the "Registration Statement") shall also cover any additional shares of the Class A common stock, par value $0.01 per share (the "Common Stock"), of vTv Therapeutics Inc. (the "Registrant") that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration that results in an increase in the number of the outstanding shares of the Registrant's Common Stock. (8) Represents (i) 15,616 shares of Common Stock issuable upon exercise of outstanding stock options granted pursuant to the Inducement Award Nonqualified Option Award Agreement, dated as of October 19, 2021, by and between the Registrant and Deepa Prasad, (ii) 55,000 shares of Common Stock issuable upon exercise of outstanding stock options granted pursuant to the Inducement Award Nonqualified Option Award Agreement, dated as of July 26, 2022, by and between the Registrant and Paul Sekhri, and (iii) 12,500 shares of Common Stock issuable upon exercise of outstanding stock options granted pursuant to the Inducement Award Nonqualified Option Award Agreement, dated as of November 10, 2023, by and between the Registrant and Thomas Strack (together, the "Inducement Awards"). (9) Calculated solely for purposes of determining the registration fee for this offering under Rule 457(h) of the Securities Act and based on the weighted average exercise price of the Inducement Awards.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources